As filed with the Securities and Exchange Commission on July 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	1311	73-1395733
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000		Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary 6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Telle

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

(713) 221-1327

(713) 221-2113 (fax)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-155755

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	1,499,832	$17.46	$26,187,066.72	$1,461.24

(1)	In the event of a stock split, stock dividend or similar transaction, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on July 8, 2009.
(3)	The registrant previously paid a filing fee of $31,086 in connection with registering 50,000,000 shares of its common stock in its Registration Statement on Form S-4 (Registration No. 333-155755) filed with the Commission on November 26, 2008. The registrant subsequently amended such Registration Statement on December 9, 2008 to reduce the number of shares registered to 25,000,000 shares. In accordance with Rule 457(p), the registrant carried forward $15,543 of such filing fee, of which $14,389.59 has previously been applied, leaving $1,153.41 of such unused amount, which is being applied to the shares registered hereby.

This Registration Statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-155755), declared effective as of December 15, 2008, Chesapeake Energy Corporation (“Chesapeake”) registered 25,000,000 shares of its common stock, par value $0.01 per share. Chesapeake is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register an additional 1,499,832 shares of its common stock that it may offer and issue in connection with the acquisition of assets, businesses or securities of other companies.

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the prior Registration Statement (Registration No. 333-155755) are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 14th day of July, 2009.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ AUBREY K. MCCLENDON
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

* Aubrey K. McClendon	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2009

/s/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 14, 2009

* Michael A. Johnson	Senior Vice President – Accounting, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 14, 2009

* Richard K. Davidson	Director	July 14, 2009

* V. Burns Hargis	Director	July 14, 2009

* Frank Keating	Director	July 14, 2009

* Charles T. Maxwell	Director	July 14, 2009

* Merrill A. Miller, Jr.	Director	July 14, 2009

* Donald L. Nickles	Director	July 14, 2009

* Frederick B. Whittemore	Director	July 14, 2009

*	The undersigned is signing and executing this registration statement on behalf of each officer and director named above pursuant to a Power of Attorney granted by each such officer and director, which was filed with the Securities and Exchange Commission on November 26, 2008 as part of the registrant’s Registration Statement on Form S-4 (Registration No. 333-155755).

/S/ MARCUS C. ROWLAND
Marcus C. Rowland Attorney-in-fact

INDEX TO EXHIBITS

5.1*	Opinion of Commercial Law Group, P.C.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Data and Consulting Services Division of Schlumberger Technology Corporation.

23.4*	Consent of Lee Keeling and Associates, Inc.

23.5*	Consent of Ryder Scott Company, L.P.

23.6*	Consent of LaRoche Petroleum Consultants, Ltd.

23.7*	Consent of Commercial Law Group, P.C. (contained in Exhibit 5.1).

24.1	Power of Attorney (incorporated herein by reference to the signature pages to Chesapeake’s Registration Statement on Form S-4 (Registration No. 333-155755).

*	Filed herewith.